Exhibit 99.1

Merrimack Reports First Quarter 2019 Financial Results

Cambridge, Mass., May 10, 2019 – Merrimack Pharmaceuticals, Inc. (Nasdaq: MACK), an oncology company focused on biomarker-defined cancers, today announced its first quarter 2019 financial results for the period ended March 31, 2019.

“We continue to focus our efforts on completing the review of our strategic alternatives through which we are committed to optimizing value for our stockholders, including the preservation of potential contractual milestone payments Merrimack is eligible to receive,” said Richard Peters, M.D., Ph.D., President and Chief Executive Officer of Merrimack. “To that end, we have recently implemented a series of measures to scale back operations and strengthen our balance sheet.”

Corporate Update

As previously announced, Merrimack has engaged external advisors to explore the Company’s strategic alternatives. In the first quarter and more recently, Merrimack has implemented a series of measures designed to preserve its current resources as part of this ongoing process:

•

In April 2019, Merrimack terminated its Phase 1 study of MM-310 and discontinued the program, following a comprehensive review of available safety data indicating that the drug would not achieve an optimal therapeutic index. In parallel, the Company announced it would close out all remaining clinical activities;

•

In April 2019, Merrimack initiated a workforce reduction in connection with the Company’s decision to close out clinical activities and in line with prior cost-cutting measures. Merrimack estimates that it will incur approximately $1.5 million to $1.7 million in one-time charges in connection with this workforce reduction, which is expected to be substantially completed by May 31, 2019;

•	In April 2019, Merrimack retired its outstanding debt with Hercules Capital ahead of schedule, which totaled $16.0 million with interest and fees; and

•

In May 2019, Merrimack monetized certain assets to strengthen its cash position. This includes the sale of its equity position in Silver Creek Pharmaceuticals, resulting in $7.8 million in cash, and the auction of laboratory equipment from the Company’s research and development operations, resulting in approximately $1.3 million in cash.

Merrimack continues to operate with a narrow research footprint, focused on two preclinical programs: MM-401, an agonistic antibody targeting a novel immuno-oncology target, TNFR2; and MM-201, a highly stabilized agonist-Fc fusion protein targeting death receptors 4 and 5. Merrimack plans to prudently advance these programs, with deference to the Company’s ongoing strategic process.

•

At the American Association for Cancer Research (AACR) Annual Meeting, held March 29 – April 3, 2019 in Atlanta, Georgia, Merrimack presented six posters highlighting its preclinical work, of which three featured MM-401 and two featured MM-201.

First Quarter 2019 Financial Results

The following summarizes Merrimack’s financial results for the three months ended March 31, 2019:

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Research and development expenses for the three months ended March 31, 2019 were $6.4 million, compared to $13.1 million for the three months ended March 31, 2018. Research and development spending for the first quarter of 2019 was lower versus the comparable period in 2018, primarily due to phasing and close out of several clinical development programs;

•

General and administrative expenses for the three months ended March 31, 2019 were $3.7 million, compared to $4.3 million for the three months ended March 31, 2018. General and administrative spending for the first quarter of 2019 was less than expenditures over the comparable period in 2018, primarily due to a decrease in corporate expenses related to reduced headcount levels and stock-based compensation;

•

Net loss for the three months ended March 31, 2019 was $10.5 million, or $0.78 per share, compared to a net loss attributable to Merrimack’s continuing operations of $17.8 million, or $1.33 per share, for the three months ended March 31, 2018; and

•	As of March 31, 2019, Merrimack had 13.3 million shares of common stock, $0.01 par value per share, outstanding.

Financial Outlook

As of March 31, 2019, Merrimack had cash, cash equivalents and marketable securities of $58.5 million. Accounting for events subsequent to the quarter close, together with possible additional restructuring and cost-cutting measures that Merrimack could implement in the future, but excluding any potential contractual milestone payments, Merrimack continues to believe that its cash position has the potential to fund operations into at least the second half of 2022.

Merrimack remains eligible to receive additional milestone payments from Servier and Ipsen, resulting from Merrimack’s asset sale to Ipsen in 2017:

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Merrimack is entitled to receive up to $5 million in milestones from Servier, triggered by Ipsen and Servier’s decision to progress their ongoing multi-part clinical trial evaluating ONIVYDE in small-cell lung cancer (SCLC) into the second randomized portion of the trial focused on efficacy; and

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Merrimack is also entitled to receive up to an aggregate of $450 million in regulatory-based milestones from Ipsen, which Merrimack has said it expects to pass through to its stockholders, net of any taxes owed and subject to there being sufficient surplus at that time, consisting of:

•	$225 million upon approval by the FDA of ONIVYDE for the first-line treatment of metastatic adenocarcinoma of the pancreas, subject to certain conditions;

•	$150 million upon approval by the FDA of ONIVYDE for the treatment of SCLC after failure of first-line chemotherapy; and

•	$75 million upon approval by the FDA of ONIVYDE for an additional indication unrelated to those described above.

About Merrimack

Merrimack is a biopharmaceutical company based in Cambridge, Massachusetts focused on outthinking cancer to ensure that patients and their families live fulfilling lives. Its mission is to transform cancer care through the smart design and development of targeted solutions based on a deep understanding of cancer pathways and biological markers. For more information, please visit Merrimack’s website at www.merrimack.com.

Forward Looking Statements

To the extent that statements contained in this press release are not descriptions of historical facts, they are forward-looking statements reflecting the current beliefs and expectations of management made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, as amended. Forward-looking statements include any statements about Merrimack’s strategy, future operations, future financial position, future revenues and future expectations and plans and prospects for Merrimack, and any other statements containing the words “anticipate,” “believe,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “target,” “potential,” “will,” “would,” “could,” “should,” “continue” and similar expressions. In this press release, Merrimack’s forward-looking statements include, among others, statements about expectations regarding Merrimack’s exploration of strategic alternatives and associated potential outcomes, preservation of potential contractual milestone payments and other resources, cash runway, anticipated achievement, receipt and distribution of milestones, and ongoing research activities. Such forward-looking statements involve substantial risks and uncertainties that could cause Merrimack’s development programs, future results, performance or achievements to differ significantly from those expressed or implied by the forward-looking statements. Such risks and uncertainties include, among others, the uncertainties inherent in the strategic review process, expectations for achievement of contractual milestones, availability of funding sufficient for Merrimack’s foreseeable and unforeseeable operating expenses and capital expenditure requirements, results from preclinical research, and other matters that could affect the availability or commercial potential of Merrimack’s product candidates. Merrimack undertakes no obligation to update or revise any forward-looking statements. Forward-looking statements should not be relied upon as representing Merrimack’s views as of any date subsequent to the date hereof. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to Merrimack’s business in general, see the “Risk Factors” section of Merrimack’s Annual Report on Form 10-K filed with the SEC on March 6, 2019 and the other reports Merrimack files with the SEC.

Merrimack Pharmaceuticals, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss (unaudited)

	Three Months Ended March 31,
(in thousands, except per share amounts)	2019	2018
Operating expenses:
Research and development expenses	$6,361	$13,106
General and administrative expenses	3,683	4,270

Total operating expenses	10,044	17,376

Loss from operations	(10,044)	(17,376)
Other income and expenses:
Interest income	365	275
Interest expense	(478)	—
Other (expense) income, net	(301)	(681)

Total other income and expenses	(414)	(406)

Net loss	$(10,458)	$(17,782)

Net loss per common share - basic and diluted	$(0.78)	$(1.33)

Weighted-average common shares used to compute basic and diluted net loss per common share	13,343	13,343
Comprehensive loss:
Net loss	$(10,458)	$(17,782)
Unrealized gain (loss) on marketable securities	9	(12)

Comprehensive loss	$(10,449)	$(17,794)

Merrimack Pharmaceuticals, Inc.

Selected Balance Sheet Data (unaudited)

(in thousands)	March 31, 2019	December 31, 2018
Cash, cash equivalents and marketable securities	$58,466	$71,278
Working capital	51,880	61,307
Total assets	74,353	88,543
Total liabilities	25,389	29,724
Total stockholders’ equity	48,964	58,819

CONTACT:

Josh Rappaport

212-362-1200

josh.rappaport@sternir.com